Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Anthony Spier, and I, James F. Brace, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Wells-Gardner Electronics Corporation (the “Company”) on Form 10-Q for the three months and six months ended June 30, 2006:

(1)                                  Fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934;

(2)                                  That the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-Q.  A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: August 14, 2006	By:	/s/ ANTHONY SPIER
Anthony Spier
Chairman, President & Chief Executive Officer

Date: August 14, 2006	By:	/s/ JAMES F. BRACE
James F. Brace
Vice President, Chief Financial Officer, Treasurer & Corporate Secretary